Exhibit 99.1

Connecture Reports Financial Results for Second Quarter and First Half 2017
Contracted Backlog Growth Continues on Strong Sales Activity
Significant Improvement in Year-Over-Year First Half Operating Results

BROOKFIELD, Wis. — August 7, 2017 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the second quarter 2017.

“In the second quarter, we built upon our first quarter progress to deliver a significant improvement in our year-over-year first half operating results,” remarked Jeff Surges, President and CEO of Connecture. “We executed well in all aspects of our business.  Our sales and marketing activity continue to gain traction in the market as we posted another solid bookings quarter, growing our backlog for the third consecutive quarter.  In addition, our sales pipeline has significantly increased since the beginning of the year.  We were especially pleased with this performance in spite of the headwinds from an uncertain macro environment in the commercial health insurance market-place as insurance carriers, including several of our customers, have indicated they are exiting the Individual and Family Plan market and, in some cases, the commercial market in total.  On the operations and cost front, our ongoing efficiency initiatives in the first half of the year have driven improved gross margins and have substantially reduced our operating losses.  Overall, I am very pleased with our execution and results.”

Surges added, “We are in the midst of the seasonal cycle of our clients preparing for their annual and open enrollment periods.  Supporting their efforts will remain our primary focus for the remainder of the year.”

First Half 2017 Financial Results

•

Revenue for the six-month period ending June 30, 2017 was $36.6 million, increasing 0.8% compared to $36.3 million for the six-month period ending June 30, 2016.  The increase was due to revenue growth of $2.9 million, or 32.1%, in our Medicare segment, $1.4 million, or 34.6%, in Private Exchange segment, and $0.3, or 18.2%, million in our Enterprise State segment, offset by a decrease of $4.2 million, or 19.4%, in our Enterprise Commercial segment.  The growth in our Medicare and Private Exchange segments was primarily due to new customers and the increased usage of our solutions, including DrugCompare, our drug price transparency and therapeutic alternatives engagement solution.  The decrease in our Enterprise Commercial segment was primarily due to a decrease in the recognition of previously deferred professional service revenue as we completed the amortization and recognition of the deferred revenue on select clients, and a decrease in software revenue for clients who did not renew for 2017.

•

Gross margin for the six-month period ending June 30, 2017 was $12.6 million, or 34.4% of total revenue, compared to $10.3 million, or 28.3% of total revenue, for the same period last year.  Adjusted gross margin was $14.8 million, or 40.5% of total revenue, compared to $12.5 million, or 34.4% of total revenue.  The increases in gross margin and adjusted gross margin were primarily due to our operational improvements, cost reduction initiatives and revenue mix.

•

Adjusted EBITDA and net loss from operations for the six-month period ending June 30, 2017 improved $6.0 million and $6.4 million, respectively, to an adjusted EBITDA loss of ($3.4) million versus a loss of ($9.4) million and a loss from operations of ($6.7) million versus a loss of ($13.1) million last year.  The improvement was primarily due to the increase in our gross margin accompanied by a decrease in operating expenses of $4.1 million.

Recent Business Highlights

•

Total contracted backlog at June 30, 2017 was $95.0 million, compared to $86.7 million at December 31, 2016.  The sequential increase reflects solid first half 2017 bookings in our Medicare, Enterprise Commercial and Private Exchange segments.

•	During the second quarter, we added multiple new customers, led by sales of our market-leading Medicare solutions.
•

Our DrugCompare solution, a key product in our engagement product portfolio, secured a significant renewal and a large new health plan customer, and continues to experience strong utilization in our customer base.

Business Outlook

Connecture is re-affirming its previously provided guidance for the full year 2017 as follows:

•

Total revenue is expected to be in the range of $73.0 to $78.0 million.  The guidance reflects the assumed completion of the last Enterprise State contract in 2017 and the non-recurrence of certain deferred revenue recognized in 2016 upon completion of several contractual obligations.  Excluding the impact of these two items, the guidance is for flat to modest revenue growth in 2017.

•

Adjusted EBITDA is expected to be in the range of a ($3.0) million loss to $0.5 million income, and includes the cost reduction actions taken in 2016 combined with further reductions in 2017 which are expected to decrease our total cost of revenue and operating expenses in 2017 by at least $15.0 million.  This reflects a substantial improvement from our ($13.6) million loss in 2016, establishing a new base level from which we expect to improve in subsequent years.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Monday, August 7, 2017, to discuss the second quarter 2017 results.  The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing participant code 62393877.  A live webcast of the conference call will also be available on the investor relations section of the Company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA, each a non-GAAP financial measure.  Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense.  Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense (income), taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results.  However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP.  A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

Connecture has also provided forward-looking guidance on adjusted EBITDA.  Connecture is unable to predict with reasonable certainty the ultimate outcome of the exclusions to net income (loss) required to calculate adjusted EBITDA without unreasonable effort.  Therefore, Connecture has not provided guidance for GAAP net loss or reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss).

About Connecture

Connecture (NASDAQ: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs.  Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers.  Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its anticipated long-term growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality software and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments, including developments with respect to the potential repeal and replacement of Patient Protection and Affordable Care Act; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) Connecture’s compliance with requirements for continued listing on the Nasdaq Global Market; (11) concentration of ownership of Connecture’s securities with one significant stockholder and Connecture’s status as a “controlled company” under Nasdaq rules as a result thereof; (12) the existence of senior preferred stock and the rights, preferences and privileges granted to the holders of that stock; and (13) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Vincent Estrada

Chief Financial Officer

Connecture, Inc.

Phone: 262-432-8210

vestrada@connecture.com

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$18,302	$18,729	$36,574	$36,286
Cost of revenue (1)	12,514	13,663	23,988	26,016
Gross margin	5,788	5,066	12,586	10,270
Operating expenses:
Research and development (1)	4,238	5,860	8,699	11,364
Sales and marketing (1)	2,444	3,092	4,630	5,430
General and administrative (1)	3,089	3,273	5,918	6,537
Total operating expenses	9,771	12,225	19,247	23,331
Loss from operations	(3,983)	(7,159)	(6,661)	(13,061)
Other expenses:
Interest expense	842	858	1,565	2,267
Other expense, net	186	1,883	485	1,883
Loss before income taxes	(5,011)	(9,900)	(8,711)	(17,211)
Income tax provision	-	-	-	(25)
Net loss	$(5,011)	$(9,900)	$(8,711)	$(17,236)
Comprehensive loss	$(5,011)	$(9,900)	$(8,711)	$(17,236)
Net loss per common share:
Basic and diluted	$(0.30)	$(0.47)	$(0.51)	$(0.81)
Weighted-average common shares outstanding:
Basic and diluted	22,660,108	22,217,696	22,615,406	22,164,984

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$129	$187	$258	$349
Research and development	50	56	99	243
Sales and marketing	23	79	63	195
General and administrative	319	277	590	624

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of June 30, 2017	As of December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$9,294	$6,208
Accounts receivable - net of allowances	10,086	8,390
Prepaid expenses and other current assets	1,122	1,153
Total current assets	20,502	15,751
Property and equipment, net	1,597	1,957
Goodwill	31,072	31,072
Other intangibles, net	7,594	9,188
Deferred implementation costs	23,107	23,257
Other assets	1,050	1,263
Total assets	$84,922	$82,488
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$5,531	$7,387
Accrued payroll and related liabilities	4,091	4,945
Other liabilities	1,607	1,950
Current maturities of debt	2,643	578
Deferred revenue	28,872	31,606
Total current liabilities	42,744	46,466
Deferred revenue	8,554	9,310
Deferred tax liability	23	23
Long-term debt	29,567	31,944
Other long-term liabilities	345	235
Total liabilities	81,233	87,978
Redeemable preferred stock	71,565	51,894
Total stockholders' deficit	(67,876)	(57,384)
Total liabilities, redeemable preferred stock and stockholders' deficit	$84,922	$82,488

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(8,711)	$(17,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,248	2,277
Stock-based compensation expense	1,010	1,411
Other	181	2,115
Changes in operating assets and liabilities:
Accounts receivable	(1,696)	1,529
Prepaid expenses and other assets	(45)	(444)
Deferred implementation costs	150	189
Accounts payable	(1,910)	748
Accrued expenses and other liabilities	(1,111)	(339)
Deferred revenue	(3,490)	(5,718)
Net cash used in operating activities	(13,374)	(15,468)
Cash flows from investing activities:
Purchases of property and equipment	(315)	(643)
Business acquisition, net of cash acquired	82	(4,683)
Net cash used in investing activities	(233)	(5,326)
Cash flows from financing activities:
Borrowings of debt	—	19,706
Repayments of debt	—	(33,831)
Proceeds from preferred stock, net	16,924	49,286
Other	(231)	(811)
Net cash provided by financing activities	16,693	34,350
Net increase in cash and cash equivalents	3,086	13,556
Cash and cash equivalents - beginning of period	6,208	5,424
Cash and cash equivalents - end of period	$9,294	$18,980

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	5,788	5,066	12,586	10,270
Depreciation and amortization	976	921	1,962	1,862
Stock-based compensation expense	129	187	258	349
Adjusted gross margin	$6,893	$6,174	$14,806	$12,481

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	(5,011)	(9,900)	(8,711)	(17,236)
Depreciation and amortization	1,129	1,092	2,248	2,277
Interest expense	842	858	1,565	2,267
Other expense, net	186	1,883	485	1,883
Income tax provision	—	—	—	25
Stock-based compensation expense	521	599	1,010	1,411
Total net adjustments	2,678	4,432	5,308	7,863
Adjusted EBITDA	$(2,333)	$(5,468)	$(3,403)	$(9,373)